SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of report (date of earliest event reported) JUNE 18, 1999


                              MARKER INTERNATIONAL

               (Exact Name of Registrant as Specified in Charter)


        UTAH                          0-24556                     87-037275
--------------------------------  -----------------          ------------------
(State or Other Jurisdiction of    (Commission                 (IRS Employer
 Incorporation)                     File Number)             Identification No.)


 1070 WEST 2300 SOUTH, SALT LAKE CITY, UTAH                         84119
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number,
 including area code:                             (801) 972-2100


                        N/A
(Former Name or Former Address, if Changed Since Last Report)

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Item 2.    ACQUISITION OR DISPOSITION OF ASSETS.

          On June 18, 1999, Marker International ("Marker" or the "Company"), Marker Canada Ltd. ("Marker Canada"), CT Sports Holding AG, a corporation organized and existing under the laws of Switzerland, and Lapointe Rosenstein, as escrow agent, entered into a shareholders agreement (the "Shareholders Agreement") pursuant to which CT Sports Holding AG purchased 200 class "A" shares of Marker Canada for a purchase price of Cdn $1.5 million. CT Sports Holding AG is a newly formed joint venture between Tecnica S.p.A. and H.D. Cleven, the principal shareholder of the Volkl Group. The 200 class "A" shares represent 66.66% of the outstanding voting and participating shares of Marker Canada. The remaining 100 class "A" shares, representing 33.33% of the outstanding and voting shares, are held by the Company.

          CT Sports Holding AG will hold its 200 shares in the name of and on behalf of Marker International GmbH (in foundation), which upon incorporation will be deemed to be the shareholder of such shares. The purchase price of Cdn $1.5 million (converted to U.S. dollars at an exchange rate of 1.4627 Canadian dollar per U.S. dollar) will be deducted from the U.S. $15 million purchase price of the assets of the Company pursuant to an asset purchase agreement between the Company and a subsidiary of CT Sports Holding AG (the "Asset Purchase Agreement"). CT Sports Holding AG has the option (the "Option") to require Marker to sell to CT Sports Holding AG all of Marker's 100 shares of Marker Canada for a purchase price of Cdn $750,000, less all or any amounts then payable by Marker or any of its subsidiaries to Marker Canada, CT Sports Holding AG or any subsidiary or affiliate of CT Sports Holding AG. The Option is exercisable if: (i) the transactions contemplated by the Asset Purchase Agreement are not consummated on or before December 31, 1999, (ii) Marker or any of its subsidiaries is acquired by, merges with or sells all or a substantial part of its assets or securities to a person other than CT Sports Holding AG, its subsidiaries or affiliates, (iii) Marker makes a motion or application in the bankruptcy court to reject the Option, or (iv) Marker contests the validity or enforceability of the Option or denies it has any obligations under the Shareholders Agreement.

          In connection with the Shareholders Agreement, each of Marker, Tecnica S.p.A. and the Volkl Group entered into distribution agreements with Marker Canada granting Marker Canada the exclusive right to distribute certain products in Canada for a period of five years.


Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS.

None.

(b) PRO FORMA FINANCIAL INFORMATION.

None.

(c) EXHIBITS.

     10.1   Unanimous Shareholders Agreement made and entered into in
            the City and District of Montreal, on the 18th day of June, 1999.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MARKER INTERNATIONAL


                                       By: /s/ KEVIN HARDY
                                          ---------------------------
                                          Name:  Kevin Hardy
                                          Title: Chief Financial Officer


Dated:  July 2, 1999

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                                  EXHIBIT INDEX

EXHIBIT                    DESCRIPTION

10.1 Unanimous Shareholders Agreement made and entered into in the City and District of Montreal, on the 18th day of June, 1999.